UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2007

DUSSAULT APPAREL INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52452

(Commission File Number)

98-0513727

(IRS Employer Identification No.)

8010 Melrose Avenue, Los Angeles California, 90046-7010

(Address of principal executive offices and Zip Code)

866.841.2010

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2007, we appointed Jason Sundar as our VP Corporate Finance.

Jason Sundar

Mr. Sundar has an impressive background in high finance and capital markets. Mr. Sundar began his career working for the B.C. Attorney General’s office, where he developed and promoted youth programs to protect high-risk youth. At 20 he became the youngest facilitator of corporate training programs for Peak Performance Systems — a Brian Tracy International Network focused on the psychology of achievement, goal setting, professional selling skills, advances selling skills and B2B selling skills. Among their numerous clients were

Yorkton Securities and Crown Packaging. By the age of 23, Mr. Sundar was the top performer for investor relations specialists PCMI. Leaving that position, he partnered with Olivia Communications, raising over five million dollars and taking the organization from three people to a staff to 24. Since founding Sundar Communications Group in 2002, he has personally raised over $50 million for his clients worldwide.

Family Relationships

There are no family relationships with Jason Sundar or any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, Jason Sundar has had or will have a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

99.1	News Release dated July 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSSAULT APPAREL INC.

By:/s/ Terry Fitzgerald

Terry Fitzgerald
President

Dated: July 11, 2007

CW1317215.1